Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

TMX FINANCE LLC

TITLEMAX FINANCE CORPORATION

SEE TABLE OF ADDITIONAL OBLIGORS ON THE FOLLOWING PAGE

(Exact name of obligor as specified in its charter)

Delaware	20-1106313
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15 Bull Street, Suite 200 Savannah, Georgia	31401
(Address of principal executive offices)	(Zip code)

13.25% Senior Secured Notes due 2015

Guarantees of the 13.25% Senior Notes due 2015

(Title of the indenture securities)

TABLE OF ADDITIONAL OBLIGORS

The following subsidiaries of TMX Finance LLC are guarantors of the notes and are co-obligors:

Exact Name of Obligor as Specified in Its Charter	State of Incorporation or Organization	I.R.S. Employer Identification Number
EquityAuto Loan, LLC	Georgia	20-4756278
TitleMax Funding, Inc.	Florida	58-2657930
TitleMax of Alabama, Inc.	Alabama	63-1256753
TitleMax of Arizona, Inc.	Delaware	27-4212718
TitleMax of Georgia, Inc.	Georgia	58-2547327
TitleMax of Illinois, Inc.	Delaware	20-5957376
TitleMax of Mississippi, Inc.	Delaware	20-5957077
TitleMax of Missouri, Inc.	Delaware	36-4583337
TitleMax of Nevada, Inc.	Delaware	27-3992809
TitleMax of South Carolina, Inc.	South Carolina	75-3019790
TitleMax of Tennessee, Inc.	Tennessee	75-3019795
TitleMax of Texas, Inc.	Delaware	26-3143052
TitleMax of Virginia, Inc.	Delaware	20-5957186
TMX Credit, Inc.	Delaware	80-0720760
TMX Finance of Florida, Inc.	Delaware	27-4059361

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.         Not applicable.

Item 16. List of Exhibits.         List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and State of Georgia on the 16th day of September, 2011.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory
Stefan Victory
Vice President

EXHIBIT 6

September 16, 2011

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefore.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory
Stefan Victory Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2011, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$24,433
Interest-bearing balances	66,533
Securities:
Held-to-maturity securities	0
Available-for-sale securities	154,068
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	4,142
Securities purchased under agreements to resell	15,186
Loans and lease financing receivables:
Loans and leases held for sale	21,688
Loans and leases, net of unearned income	689,075
LESS: Allowance for loan and lease losses	17,922
Loans and leases, net of unearned income and allowance	671,153
Trading Assets	33,481
Premises and fixed assets (including capitalized leases)	8,103
Other real estate owned	4,705
Investments in unconsolidated subsidiaries and associated companies	566
Direct and indirect investments in real estate ventures	107
Intangible assets
Goodwill	20,936
Other intangible assets	25,816
Other assets	53,916

Total assets	$1,104,833

LIABILITIES
Deposits:
In domestic offices	$761,154
Noninterest-bearing	181,676
Interest-bearing	579,478
In foreign offices, Edge and Agreement subsidiaries, and IBFs	93,814
Noninterest-bearing	1,901
Interest-bearing	91,913
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	3,170
Securities sold under agreements to repurchase	13,304

Dollar Amounts In Millions
Trading liabilities	20,222
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	39,048
Subordinated notes and debentures	17,392
Other liabilities	31,532

Total liabilities	$979,636

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	99,145
Retained earnings	18,601
Accumulated other comprehensive income	5,614
Other equity capital components	0

Total bank equity capital	123,879
Noncontrolling (minority) interests in consolidated subsidiaries	1,318

Total equity capital	125,197

Total liabilities, and equity capital	$1,104,833

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate

Federal regulatory authority and is true and correct.

John Stumpf                                                           Directors

Carrie Tolstedt

Michael Loughlin